Exhibit 99.1

Exterran Holdings Reports Third-Quarter 2014 Results
● EBITDA, as adjusted, of $171 million for the quarter
● Organic growth of 56,000 operating horsepower in North America
● Fabrication backlog of $840 million on $334 million of new bookings

HOUSTON, Nov. 4, 2014 – Exterran Holdings, Inc. (NYSE: EXH) today reported EBITDA, as adjusted (as defined below), of $170.6 million for the third quarter 2014, compared to $161.1 million for the second quarter 2014 and $157.3 million for the third quarter 2013.

Revenue was $723.8 million for the third quarter 2014, compared to $739.3 million for the second quarter 2014 and $775.6 million for the third quarter 2013.

Fabrication backlog was $839.9 million at September 30, 2014, compared to $818.1 million at June 30, 2014 and $619.4 million at September 30, 2013. Fabrication bookings were $334.2 million for the third quarter 2014, compared to $471.6 million for the second quarter 2014 and $276.2 million for the third quarter 2013.

Exterran Holdings has declared a dividend of $0.15 per share of common stock, a rate of $0.60 per share on an annualized basis, to be paid on November 17, 2014 to stockholders of record at the close of business on November 10, 2014.

“In the third quarter 2014, we achieved growth in operating horsepower in our North America contract operations business driven by our recent acquisition of compression assets from MidCon Compression, L.L.C. and another strong quarter of organic growth primarily in the shale and liquids rich basins. In addition, we achieved a 20% gross margin in our fabrication business, which had another solid quarter of bookings including natural gas processing projects in the United States,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer. “We are optimistic about the outlook for the fourth quarter 2014, although the recent decline in oil prices may have an impact on future industry activity levels,” added Childers.

Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items, for all periods excludes the benefit of proceeds from the two previously announced sales of Exterran Holdings’ nationalized Venezuelan assets, the benefit of which was $23.2 million for the third quarter 2014, compared to $23.0 million for the second quarter 2014 and $22.2 million for the third quarter 2013. At September 30, 2014, we were still due approximately $159 million of principal payments from the sale of these assets.

Net income from continuing operations attributable to Exterran stockholders, excluding items, for the third quarter 2014 was $17.8 million, or $0.25 per diluted common share. In addition to excluding the benefit related to our nationalized Venezuelan assets discussed above, these amounts also exclude pretax charges of $13.5 million due primarily to non-cash long-lived asset impairment charges related to our North America contract operations business. Net loss from continuing operations attributable to Exterran stockholders, excluding items, was $4.7 million, or $0.07 per diluted common share, for the second quarter 2014, compared to net income from continuing operations attributable to Exterran stockholders, excluding items, of $23.7 million, or $0.36 per diluted common share, for the third quarter 2013.

Net income attributable to Exterran stockholders was $34.1 million, or $0.48 per diluted common share, for the third quarter 2014, compared to $12.4 million, or $0.19 per diluted common share, for the second quarter 2014 and $41.0 million, or $0.62 per diluted common share, for the third quarter 2013.

The cash distribution to be received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners, L.P. was $14.8 million for the third quarter 2014, compared to $14.0 million for the second quarter 2014 and $12.6 million for the third quarter 2013.

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call on Tuesday, Nov. 4, 2014, to discuss their third-quarter 2014 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 38304099.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 38304099#.

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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; demand for Exterran Holdings’ products and services and growth opportunities for those products and services; and statements regarding amounts due from the sales of Exterran Holdings’ nationalized Venezuelan assets.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2013, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Revenues:
North America contract operations	$191,000	$181,940	$152,627
International contract operations	124,355	134,392	117,545
Aftermarket services	96,005	100,359	102,157
Fabrication	312,472	322,579	403,255
	723,832	739,270	775,584

Costs and Expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	82,453	77,514	70,877
International contract operations	47,983	46,502	50,598
Aftermarket services	75,510	79,297	80,788
Fabrication	251,401	279,983	328,390
Selling, general and administrative	94,806	95,712	93,581
Depreciation and amortization	98,256	111,956	81,305
Long-lived asset impairment	12,385	9,847	4,571
Restructuring charges	219	353	-
Interest expense	25,737	32,722	28,882
Equity in income of non-consolidated affiliates	(4,951)	(4,909)	(4,778)
Other (income) expense, net	4,663	(3,671)	(5,479)
	688,462	725,306	728,735

Income before income taxes	35,370	13,964	46,849
Provision for income taxes	11,215	10,870	16,709
Income from continuing operations	24,155	3,094	30,140
Income from discontinued operations, net of tax	18,003	17,769	15,121
Net income	42,158	20,863	45,261
Less: Net income attributable to the noncontrolling interest	(8,108)	(8,486)	(4,284)
Net income attributable to Exterran stockholders	$34,050	$12,377	$40,977

Basic income (loss) per common share (1):
Income (loss) from continuing operations attributable to Exterran common stockholders	$0.24	$(0.08)	$0.39
Income from discontinued operations attributable to Exterran common stockholders	0.27	0.27	0.23
Net income attributable to Exterran common stockholders	$0.51	$0.19	$0.62
Diluted income (loss) per common share (1):
Income (loss) from continuing operations attributable to Exterran common stockholders	$0.23	$(0.08)	$0.39
Income from discontinued operations attributable to Exterran common stockholders	0.25	0.27	0.23
Net income attributable to Exterran common stockholders	$0.48	$0.19	$0.62

Weighted average common shares outstanding used in income (loss) per common share:
Basic	66,432	65,890	64,569
Diluted	70,406	65,890	65,136

Dividends declared and paid per common share	$0.15	$0.15	$-

(1) Basic and diluted net income attributable to Exterran common stockholders per common share was computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income attributable to Exterran common stockholders per common share.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Revenues:
North America contract operations	$191,000	$181,940	$152,627
International contract operations	124,355	134,392	117,545
Aftermarket services	96,005	100,359	102,157
Fabrication	312,472	322,579	403,255
Total	$723,832	$739,270	$775,584

Gross Margin (1):
North America contract operations	$108,547	$104,426	$81,750
International contract operations	76,372	87,890	66,947
Aftermarket services	20,495	21,062	21,369
Fabrication	61,071	42,596	74,865
Total	$266,485	$255,974	$244,931

Selling, General and Administrative	$94,806	$95,712	$93,581
% of revenue	13%	13%	12%

EBITDA, as Adjusted (1)	$170,648	$161,132	$157,255
% of revenue	24%	22%	20%

Capital expenditures	$147,529	$138,996	$92,929
Less: Proceeds from sale of PP&E	(6,337)	(2,536)	(12,867)
Net Capital expenditures	$141,192	$136,460	$80,062

Gross Margin Percentage:
North America contract operations	57%	57%	54%
International contract operations	61%	65%	57%
Aftermarket services	21%	21%	21%
Fabrication	20%	13%	19%
Total	37%	35%	32%

Total Available Horsepower (at period end):
North America contract operations	4,125	3,976	3,423
International contract operations	1,268	1,248	1,257
Total	5,393	5,224	4,680

Total Operating Horsepower (at period end):
North America contract operations	3,588	3,422	2,840
International contract operations	952	959	977
Total	4,540	4,381	3,817

Average Operating Horsepower:
North America contract operations	3,514	3,340	2,845
International contract operations	952	968	992
Total	4,466	4,308	3,837

Horsepower Utilization (at period end):
North America contract operations	87%	86%	83%
International contract operations	75%	77%	78%
Total	84%	84%	82%

	September 30,	June 30,	September 30,
Fabrication Backlog:	2014	2014	2013
Compression & accessory	$174,540	$192,692	$177,302
Production & processing equipment	549,961	532,117	357,528
Installation	115,374	93,305	84,605
Total	$839,875	$818,114	$619,435

Balance Sheet:
Debt - Parent level	$737,720	$810,832	$844,490
Debt - Exterran Partners, L.P.	1,220,013	1,041,736	719,818
Total consolidated debt	$1,957,733	$1,852,568	$1,564,308
Exterran stockholders' equity	$1,793,778	$1,770,231	$1,631,507

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$42,158	$20,863	$45,261
Income from discontinued operations, net of tax	(18,003)	(17,769)	(15,121)
Income from continuing operations	24,155	3,094	30,140
Depreciation and amortization	98,256	111,956	81,305
Long-lived asset impairment	12,385	9,847	4,571
Restructuring charges	219	353	-
Proceeds from sale of joint venture assets	(4,951)	(4,909)	(4,778)
Interest expense	25,737	32,722	28,882
(Gain) loss on currency exchange rate remeasurement of intercompany balances	2,766	(2,801)	426
Expensed acquisition costs	866	-	-
Provision for income taxes	11,215	10,870	16,709
EBITDA, as adjusted (1)	170,648	161,132	157,255
Selling, general and administrative	94,806	95,712	93,581
Equity in income of non-consolidated affiliates	(4,951)	(4,909)	(4,778)
Proceeds from sale of joint venture assets	4,951	4,909	4,778
Gain (loss) on currency exchange rate remeasurement of intercompany balances	(2,766)	2,801	(426)
Expensed acquisition costs	(866)	-	-
Other (income) expense, net	4,663	(3,671)	(5,479)
Gross Margin (1)	$266,485	$255,974	$244,931

Net Income attributable to Exterran stockholders	$34,050	$12,377	$40,977
Income from discontinued operations	(18,003)	(17,769)	(15,121)
Items, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	6,379	5,409	2,587
Restructuring charges (including the impact on noncontrolling interest)	88	143	-
Proceeds from sale of joint venture assets	(4,951)	(4,909)	(4,778)
Expensed acquisition costs (including the impact on noncontrolling interest)	199	-	-
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items	$17,762	$(4,749)	$23,665

Diluted income (loss) from continuing operations attributable to Exterran common stockholders	$0.23	$(0.08)	$0.39
Adjustment for items, after-tax, per common share (2)	0.02	0.01	(0.03)
Diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items (1)(2)	$0.25	$(0.07)	$0.36

(1) Management believes EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

(2) Diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income from continuing operations attributable to participating securities, excluding items, of $0.2 million, $0.1 million and $0.4 million for the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively, from our calculation of diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items.